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                                                                 Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 29, 1999, except for Note 7 and Note 16, for which the date is December 31, 1999, relating to the financial statements which appear in the 1999 Annual Report to Shareholders of General DataComm Industries, Inc. and Subsidiaries, which is incorporated by reference in General DataComm Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated October 29, 1999, except for Note 7 and Note 16, for which the date is December 31, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                     /S/ PRICEWATERHOUSECOOPERS LLP
                                     PricewaterhouseCoopers LLP


Stamford, Connecticut
September 14, 2000


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